                                                                    Exhibit 23.4
                         MINE RESERVES ASSOCIATES, INC.
                           4860 Ward Road, Suite 202
                        Wheat Ridge, Colorado 80033-2122
                  Phone: (303) 421-9656   Fax:  (303) 421-9470

       _________________________________________________________________




April 2, 1996






Canyon Resources Corporation
14142 Denver West Parkway, Suite 250
Golden, CO  80401

Gentlemen:


         We hereby consent to the incorporation by reference into the Registration Statement of Canyon Resources Corporation (the "Company") on Form S-3 covering the registration of 6,282,451 shares of the Company's common stock and 2,017,167 warrants of our report dated February 1994, pertaining to Ore Reserves and Mine Plan Review of the Briggs Gold Project Feasibility Study as referred to in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.


Very truly yours,

MINE RESERVES ASSOCIATES, Inc.



/s/William L. Rose
- ------------------------------------------
William L. Rose
Vice President & Principal Mining Engineer